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                                  EXHIBIT 10.5



                      1995 NON-QUALIFIED STOCK OPTION PLAN
                                       FOR
                     CONSULTANTS AND NON-EMPLOYEE DIRECTORS
                                       OF
                           DYNACQ INTERNATIONAL, INC.

1.       DEFINITIONS.

         For purposes of this 1995 Non-Qualified Stock Option Plan, unless otherwise required by the context:

a.       "Board" shall mean the Board of Directors of the Company.
b.       "Code" shall mean the Internal Revenue Code of 1986, as amended.
c.       "Company" shall mean Dynacq International, Inc., a Nevada corporation.
d. "Consultant" shall mean any person who performs services of special importance to the Company or a subsidiary corporation of the Company, including any Independent contractors who are not otherwise eligible to participate in the Company's 1995 Incentive Stock Option Plan.
e. "Non-Employee Director" shall mean any person who serves as a director of the Company or a subsidiary corporation of the Company, but who is not an employee of either the Company or any subsidiary corporation of the Company or otherwise eligible to participate in the Company's 1995 Incentive Stock Option Plan.
f. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.
g.       "Option Price" shall mean the purchase price for Stock under an Option.
h. "Optionee" or "Participant" shall mean a Consultant or Non-Employee Director of the Company, or of any subsidiary of the Company, to whom an option is granted under the Plan.
i. "Plan" shall mean this Stock Option Plan for Consultants and Non-Employee Directors of Dynacq International, Inc.
j.       "Stock" shall mean the Common Stock of the Company.
k. "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Sections 425(f) and 425(g) of the Code.

2.       PURPOSE OF THE PLAN.

         The purpose of the plan is to advance the long term interest of the Company (i) by motivating Consultants and Non-Employee Directors with the opportunity to obtain an equity interest in the Company, (ll) by furthering the identity of interests of Participants in the Plan with those of the shareholders of the Company through the ownership and performance of the Common Stock of the Company, and (iii) by permitting the Company to attract and retain Consultants and Non-Employee Directors upon whose judgements the success of the Company largely depends. Under the terms of the Plan, the Company may grant stock options in the Company's Common Stock to Consultants and Non-Employee Directors of the Company and its subsidiaries. The options to be granted under this Plan are not intended to qualify as "incentive stock options" as that term is defined under Section 422A of the Code and, as such, the nonstatutory options granted under this Plan are not entitled to special treatment under Section
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422 of the Code.

3.       ADMINISTRATION OF THE PLAN.

         The Board shall administer the Plan. Subject to the provisions of the Plan, the Board shall have plenary authority, in its discretion: (a) to determine the Consultants and Non-Employee Directors of the Company to whom options shall be granted; (b) to determine the time or times at which options shall be granted; (c) to determine the number of shares subject to each option granted; (d) to determine the option price of the shares subject to each option;
(e) to determine the time or times when each option shall become exercisable and the duration of the exercise period; and (f) to interpret the Plan and to prescribe , amend, and rescind rules and regulations relating to it. All action of the Board shall be taken by majority vote of its members. Any action may be taken by a written instrument signed by all the members of the Board, and action so taken shall be fully as effective as if it had been taken by a unanimous vote of the members at a meeting duly called and held.

4.       ELIGIBILITY AND LIMITATIONS ON OPTIONS GRANTED UNDER THE PLAN.

(a) Certain Consultants and Non-Employee Directors of the Company shall be eligible to receive an option under this Plan. For purposes of this Section, the Company, with respect to all options under the Plan, includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest.

(b) The options granted to a Consultant or a Non-Employee Director will become exercisable on such date as the Board in its discretion decides, however, in no event shall an option granted be exercisable prior to six months from the date of grant. Payment of the option exercise price will be made in cash. On the date of a Participant's death, options which are then exercisable, may be exercised by a Participant's personal representative for one (1) year after his or her death. To the extent options are exercisable on the date a Consultant ceases to work on behalf of the Company (other than by reason of death) or a Non-Employee Director ceases to be a director (other than by reason of death), such options will remain exercisable for thirty (30) days thereafter. A Consultant shall "cease to work" for the Company on the date that the Company issues a written notice of termination of the Consultant's services. The thirty day accelerated exercise period will begin to run for a Non-Employee Director on the earlier of the effective date of his/her resignation or the date of the shareholder's meeting at which the Non-Employee Director is not re-elected. Notwithstanding the foregoing, should a director be removed for cause by action of the directors or the shareholders, all outstanding options, regardless of exercisability, will terminate as of the date of the Board or shareholders, as appropriate, removes such director.

5.       SHARES OF STOCK SUBJECT TO THE PLAN.

(a) The stock offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in
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         Section 6, the aggregate number of shares to be delivered under the
         Plan shall not exceed one million (1,000,000) shares.

(b) Any shares subject to an option granted under the Plan which is forfeited, terminated, or expires unexercised shall again be available for award under the Plan, subject to the limitations contained in applicable laws and regulations.

6.       ADJUSTMENT OF SHARES AVAILABLE.

         The aggregate number of shares available for options under the plan, the number of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price) of each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any forward or reverse split or consolidation of shares or any like adjustment or the payment of any stock dividend.

7.       PRICE OF STOCK OPTIONS.

         The purchase price of each option issued shall be determined by the Board at the tine the option is granted, but in no event shall such purchase price be less than 100 percent of the fair market value of the Company's Common Stock on the date of grant.

         The term "fair market value" shall be defined as the average of the closing bid and asked market prices of said Common Stock quoted by the National Association of Securities Dealers (or if said Common Stock is not quoted by the NASD then as quoted by the major market maker for said Common Stock) on the business day prior to the date of the grant of the option, or, if there be no sales on such date, on the most recent date upon which such stock was traded.

8.       OPTION EXERCISE.

(a) No shares shall be delivered pursuant to the exercise of any option, in whole or in part, until payment in full of the option price thereof in cash is received by the Company. No holder of an option, legal representative, legatee, of distributee shall be or be deemed to be a holder of any shares subject to such option unless and until such person or entity has received a certificate of certificates therefor. The term of each stock option shall be set by the Board, but no stock option shall be exercisable more than ten (10) years after the date suck stock option is granted.

(b) No option may at any time be exercised with respect to a fractional share.

9.       TRANSFERABILITY.

         The right of any Participant to exercise an option granted under the Plan shall, during the lifetime of such participant, be exercisable only by such Participant and shall not be assignable or transferable, unless the Board, in its discretion, specifically provides otherwise with respect to a particular grant.
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10.      WITHHOLDING TAXES.

         The Company shall have the right to deduct from any settlement of an option made under the Plan an amount sufficient to cover withholding, if required by law for any federal, state or local taxes, or to take such other actions as may be necessary to satisfy any such withholding obligations, including the withholding from any other cash amounts due or to become due from the Company to the Participant an amount equal to such taxes.

11.      TERMINATION OF OPTION RIGHTS.

         Any option granted hereunder, which is not yet exercisable, shall, in the case of a Consultant, expire on the date the Consultant's services are terminated in writing by the Company and, in the case of a Non-Employee Director, an option shall expire on the earlier of the effective date of his/her resignation or the date of the shareholders' meeting in which that Non-Employee Director is not re-elected as a director

12.      EXPIRATION AND TERMINATION OF THE PLAN.

         Options may be granted under the Plan at any time or from time to time as long as the total number of shares optioned or purchased under this Plan does not exceed One Million (1,000,000) shares of Common Stock. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company except with respect to any options then outstanding under the Plan. No option shall be granted pursuant to the Plan after a date ten (10) years from the effective date of the Plan.

13.      PLAN AMENDMENT.

         The Board may amend, suspend, or terminate the Plan at any time, provided that no such amendment shall be made without approval of the Company's shareholders if such approval is required to comply with Nevada law.